Exhibit 99.1

Roivant Reports Financial Results for the Third Quarter Ended December 31, 2024, and Provides Business Update

BASEL, LONDON and NEW YORK, February 10, 2025 – Roivant (Nasdaq: ROIV) today reported its financial results for the third quarter ended December 31, 2024, and provided a business update.

•
Brepocitinib to be developed in third indication, cutaneous sarcoidosis (CS), an orphan indication with high unmet need; Phase 2 study initiation expected in second quarter of calendar year with topline data in second half of calendar year 2026

•
IMVT-1402 development is rapidly progressing with six Investigational New Drug (IND) applications cleared and pivotal studies in Graves’ disease (GD) and difficult-to-treat rheumatoid arthritis (D2T RA) initiated

•
Batoclimab topline results from pivotal trial in myasthenia gravis (MG) and initial results from period 1 of trial in chronic inflammatory demyelinating polyneuropathy (CIDP) expected by March 31, 2025

•
Progress in ongoing LNP litigation, with the summary judgment phase in the Moderna case taking place across the second and third quarters of calendar year 2025 and a jury trial scheduled for September 2025

•
Roivant reported consolidated cash, cash equivalents, restricted cash and marketable securities of approximately $5.2 billion at December 31, 2024, not including a one-time regulatory milestone of $75 million received in January for the approval of VTAMA in atopic dermatitis and $113 million of external capital raised in Immunovant’s January private placement

“Roivant has broadened our clinical pipeline with the newly announced trial of brepocitinib in cutaneous sarcoidosis. As with dermatomyositis and non-infectious uveitis, brepocitinib has the potential to be a first-in-class agent for CS and expands the treatment options for patients suffering from an indication with high unmet need,” said Matt Gline, CEO of Roivant. “We also look forward to announcing multiple significant study outcomes this year including for batoclimab in MG, CIDP and TED, and for brepocitinib in dermatomyositis. 2025 is a year of harvest for Roivant.”

Recent Developments
•	Immunovant:
In January 2025, Immunovant announced a $450 million private placement with participation from a U.S.-based healthcare focused investor, a large mutual fund complex, and Roivant, bringing Roivant’s basic ownership up to approximately 57%.

Endocrinology Program
Immunovant recently initiated the first potentially registrational trial of IMVT-1402 in adult participants with GD who are hyperthyroid despite antithyroid drug (ATD) treatment. This study builds on the batoclimab proof-of-concept data presented in 2024, which suggest the potential for deep IgG reduction in the treatment of GD for patients who are not well controlled on ATDs.

Rheumatology Program
Immunovant recently initiated a potentially registrational trial of IMVT-1402 in adult participants with active, anti-citrullinated protein autoantibody (ACPA) positive difficult-to-treat rheumatoid arthritis. The trial includes IMVT-1402’s higher dose (600 mg) as recent in-class data suggest that deeper ACPA reduction correlated with better clinical improvement in ACPA+ RA patients treated with an FcRn inhibitor.

•
Priovant: In February 2025, Priovant announced a Phase 2 study of the safety and efficacy of brepocitinib in adults with cutaneous sarcoidosis. Cutaneous sarcoidosis marks the third indication for brepocitinib and continues the strategy to develop the drug in orphan indications with high unmet need. There are 30,000 to 50,000 patients in the US affected by cutaneous sarcoidosis with no approved therapies. The trial is expected to begin in the second quarter of calendar year 2025; topline results are expected in the second half of calendar year 2026.

•	Genevant: The Pfizer / BioNTech Markman hearing was held in December 2024.

•
Roivant: Roivant reported consolidated cash, cash equivalents, restricted cash and marketable securities of approximately $5.2 billion at December 31, 2024, not including a one-time regulatory milestone of $75 million received in January for the approval of VTAMA in atopic dermatitis and $113 million of external capital raised in Immunovant’s January private placement.

In December 2024, Roivant announced Kinevant’s Phase 2 study of namilumab failed to show treatment benefit in patients with chronic active pulmonary sarcoidosis. Kinevant is discontinuing further development of namilumab for the treatment of sarcoidosis.

Major Upcoming Milestones
•	Immunovant anticipates initiating clinical trials evaluating IMVT-1402 in a total of ten indications by March 31, 2026.

Neurology Program
Immunovant intends to report topline results from the pivotal trial of batoclimab in MG by March 31, 2025. Results from this trial are expected to inform a decision regarding next steps for batoclimab in MG and inform the design of a potentially registrational program for IMVT-1402 in MG, which Immunovant expects to initiate following the disclosure of the batoclimab data in MG.

Results from period one of the trial evaluating batoclimab in CIDP continue to be expected by March 31, 2025. Those results, as well as observations drawn from public disclosures of other studies in CIDP, are expected to inform a potentially registrational program for IMVT-1402 in CIDP, which Immunovant expects to initiate following the disclosure of the batoclimab CIDP data.

Endocrinology Program
Immunovant plans to announce additional data from the batoclimab proof-of-concept study in GD including 6-month, treatment-free remission data designed to further articulate potential for IMVT-1402 in GD. These data are expected in the summer of 2025.

Topline results from the pivotal program of batoclimab for the treatment of thyroid eye disease (TED), also known as Graves' ophthalmopathy, continue to be expected in the second half of calendar year 2025, along with a decision whether to pursue marketing authorization for batoclimab in TED. Data from this trial may also inform the IMVT-1402 program in GD.

•
Priovant plans to report topline data from the ongoing Phase 3 trial of brepocitinib in DM in the second half of calendar year 2025 and topline data from the ongoing Phase 3 trial of brepocitinib in NIU in the first half of calendar year 2027.

Priovant’s Phase 2 trial of brepocitinib in cutaneous sarcoidosis is expected to begin in the second quarter of calendar year 2025; topline results are expected in the second half of calendar year 2026.

•	Pulmovant plans to report topline data from the ongoing Phase 2 trial of mosliciguat in pulmonary hypertension associated with interstitial lung disease in the second half of calendar year 2026.

•	Genevant litigation against Moderna continues to progress with summary judgment phase scheduled for second and third quarter of calendar year 2025; Moderna jury trial scheduled for September 2025.

Third Quarter Ended December 31, 2024 Financial Summary

Cash Position and Marketable Securities

As of December 31, 2024, the Company had consolidated cash, cash equivalents, restricted cash, and marketable securities of approximately $5.2 billion.

Research and Development Expenses

Research and development (R&D) expenses increased by $33.4 million to $141.6 million for the three months ended December 31, 2024, compared to $108.1 million for the three months ended December 31, 2023. This increase was primarily driven by increases in program-specific costs of $26.2 million, personnel-related expenses of $3.9 million, and share-based compensation of $2.8 million.

Within program-specific costs, the increase of $26.2 million was primarily driven by an increase in expense of $29.1 million related to the anti-FcRn franchise, partially offset by a decrease in expense of $5.7 million related to RVT-3101, which was sold to Roche in December 2023.

Non-GAAP R&D expenses were $131.2 million for the three months ended December 31, 2024, compared to $100.2 million for the three months ended December 31, 2023.

General and Administrative Expenses

General and administrative (G&A) expenses increased by $13.4 million to $141.5 million for the three months ended December 31, 2024, compared to $128.2 million for the three months ended December 31, 2023. This increase largely resulted from an increase in share-based compensation expense of $25.0 million, primarily due to the long-term equity incentive awards granted in July 2024 pursuant to the 2024 Senior Executive Compensation Program. This increase was partially offset by a decrease in personnel-related expenses of $15.9 million, primarily due to higher expense in the three months ended December 31, 2023 related to a special one-time cash retention bonus award granted to employees, following approval in December 2023.

Non-GAAP G&A expenses were $71.1 million for the three months ended December 31, 2024, compared to $82.6 million for the three months ended December 31, 2023.

Income (loss) from discontinued operations, net of tax

Income from discontinued operations, net of tax was $327.0 million for the three months ended December 31, 2024 and reflects the gain on sale of subsidiary interests resulting from the sale of our entire equity interest in our majority-owned subsidiary, Dermavant, to Organon in October 2024, partially offset by Dermavant’s net losses. Loss from discontinued operations, net of tax was $58.5 million for the three months ended December 31, 2023, representing the financial results of Dermavant during this period.

(Loss) income from continuing operations, net of tax

Loss from continuing operations, net of tax was $208.9 million for the three months ended December 31, 2024, compared to income from continuing operations, net of tax of approximately $5.1 billion for the three months ended December 31, 2023. On a basic and diluted per common share basis, loss from continuing operations, net of tax was $0.22 for the three months ended December 31, 2024. On a basic and diluted per common share basis, income from continuing operations, net of tax was $6.44 and $6.10, respectively, for the three months ended December 31, 2023. Non-GAAP loss from continuing operations, net of tax was $143.7 million for the three months ended December 31, 2024, compared to $138.0 million for the three months ended December 31, 2023.

ROIVANT SCIENCES LTD.
Selected Balance Sheet Data
(unaudited, in thousands)

	December 31, 2024	March 31, 2024

Cash, cash equivalents and restricted cash	$2,001,674	$6,506,189
Marketable securities	3,155,825	—
Total assets	5,792,345	7,222,482
Total liabilities	256,375	773,953
Total shareholders’ equity	5,535,970	6,448,529
Total liabilities and shareholders’ equity	5,792,345	7,222,482

ROIVANT SCIENCES LTD.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023

Revenue, net	$9,018	$15,562	$21,483	$23,693
Operating expenses:
Cost of revenues	259	197	706	1,403
Research and development (includes $9,685 and $6,913 of share-based compensation expense for the three months ended December 31, 2024 and 2023 and $30,128 and $22,639 for the nine months ended December 31, 2024 and 2023, respectively)	141,595	108,148	405,175	332,354
Acquired in-process research and development	—	—	—	26,450
General and administrative (includes $69,386 and $44,419 of share-based compensation expense for the three months ended December 31, 2024 and 2023 and $165,670 and $120,891 for the nine months ended December 31, 2024 and 2023, respectively)	141,545	128,172	444,318	308,030
Total operating expenses	283,399	236,517	850,199	668,237

Gain on sale of Telavant net assets	—	5,348,410	110,387	5,348,410

(Loss) income from operations	(274,381)	5,127,455	(718,329)	4,703,866

Change in fair value of investments	21,314	10,467	(42,287)	63,880
Change in fair value of liability instruments	(2,147)	(2,492)	(1,632)	49,475
Gain on deconsolidation of subsidiaries	—	—	—	(17,354)
Interest income	(61,851)	(31,953)	(203,751)	(62,967)
Other expense (income), net	2,816	(2,112)	7,877	2,245
(Loss) income from continuing operations before income taxes	(234,513)	5,153,545	(478,536)	4,668,587
Income tax (benefit) expense	(25,568)	22,365	(1,147)	27,276
(Loss) income from continuing operations, net of tax	(208,945)	5,131,180	(477,389)	4,641,311
Income (loss) from discontinued operations, net of tax	327,020	(58,515)	373,030	(227,609)
Net income (loss)	118,075	5,072,665	(104,359)	4,413,702
Net loss attributable to noncontrolling interests	(51,306)	(23,519)	(138,853)	(86,339)
Net income attributable to Roivant Sciences Ltd.	$169,381	$5,096,184	$34,494	$4,500,041

Amounts attributable to Roivant Sciences Ltd.:
(Loss) income from continuing operations, net of tax	$(157,639)	$5,154,466	$(338,691)	$4,726,682
Income (loss) from discontinued operations, net of tax	327,020	(58,282)	373,185	(226,641)
Net income attributable to Roivant Sciences Ltd.	$169,381	$5,096,184	$34,494	$4,500,041

Net income per common share, basic:
(Loss) income from continuing operations, net of tax	$(0.22)	$6.44	$(0.46)	$6.09
Income (loss) from discontinued operations, net of tax	$0.45	$(0.07)	$0.51	$(0.29)
Net income per common share	$0.23	$6.37	$0.05	$5.79

Net income per common share, diluted:
(Loss) income from continuing operations, net of tax	$(0.22)	$6.10	$(0.46)	$5.73
Income (loss) from discontinued operations, net of tax	$0.45	$(0.07)	$0.51	$(0.27)
Net income per common share	$0.23	$6.03	$0.05	$5.46

Weighted average shares outstanding:
Basic	722,716,168	800,587,716	731,318,202	776,759,728
Diluted	722,716,168	844,461,685	731,318,202	824,310,013

ROIVANT SCIENCES LTD.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

		Three Months Ended December 31,		Nine Months Ended December 31,
	Note	2024	2023	2024	2023

(Loss) income from continuing operations, net of tax		$(208,945)	$5,131,180	$(477,389)	$4,641,311
Adjustments:
Research and development:
Share-based compensation	(1)	9,685	6,913	30,128	22,639
Depreciation and amortization	(2)	728	1,023	2,147	3,717
General and administrative:
Share-based compensation	(1)	69,386	44,419	165,670	120,891
Depreciation and amortization	(2)	1,083	1,199	3,267	3,684
Gain on sale of Telavant net assets	(3)	—	(5,348,410)	(110,387)	(5,348,410)
Other:
Change in fair value of investments	(4)	21,314	10,467	(42,287)	63,880
Change in fair value of liability instruments	(5)	(2,147)	(2,492)	(1,632)	49,475
Gain on deconsolidation of subsidiaries	(6)	—	—	—	(17,354)
Estimated income tax impact from adjustments	(7)	(34,786)	17,666	(38,976)	18,035

Adjusted loss from continuing operations, net of tax (Non-GAAP)		$(143,682)	$(138,035)	$(469,459)	$(442,132)

		Three Months Ended December 31,		Nine Months Ended December 31,
	Note	2024	2023	2024	2023

Research and development expenses		$141,595	$108,148	$405,175	$332,354
Adjustments:
Share-based compensation	(1)	9,685	6,913	30,128	22,639
Depreciation and amortization	(2)	728	1,023	2,147	3,717
Adjusted research and development expenses (Non-GAAP)		$131,182	$100,212	$372,900	$305,998

		Three Months Ended December 31,		Nine Months Ended December 31,
	Note	2024	2023	2024	2023

General and administrative expenses		$141,545	$128,172	$444,318	$308,030
Adjustments:
Share-based compensation	(1)	69,386	44,419	165,670	120,891
Depreciation and amortization	(2)	1,083	1,199	3,267	3,684
Adjusted general and administrative expenses (Non-GAAP)		$71,076	$82,554	$275,381	$183,455

Notes to non-GAAP financial measures:

(1) Represents non-cash share-based compensation expense.

(2) Represents non-cash depreciation and amortization expense.

(3) Represents a one-time gain on the sale of Telavant net assets to Roche in December 2023 and a gain on the achievement of a one-time milestone in June 2024.

(4) Represents the unrealized loss (gain) on equity investments in unconsolidated entities that are accounted for at fair value with changes in value reported in earnings.

(5) Represents the change in fair value of liability instruments, which is non-cash and primarily includes the unrealized (gain) loss relating to the measurement and recognition of fair value on a recurring basis of certain liabilities.

(6) Represents the one-time gain on deconsolidation of subsidiaries.

(7) Represents the estimated tax effect of the adjustments.

Investor Conference Call Information
Roivant will host a live conference call and webcast at 8:00 a.m. ET on Monday, February 10, 2025, to report its financial results for the third quarter ended December 31, 2024, and provide a corporate update.

To access the conference call by phone, please register online using this registration link. The presentation and webcast details will also be available under “Events & Presentations” in the Investors section of the Roivant website at https://investor.roivant.com/news-events/events. The archived webcast will be available on Roivant’s website after the conference call.

About Roivant
Roivant is a biopharmaceutical company that aims to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Roivant’s pipeline includes IMVT-1402 and batoclimab, fully human monoclonal antibodies targeting FcRn in development across several IgG-mediated autoimmune indications; brepocitinib, a potent small molecule inhibitor of TYK2 and JAK1 in development for the treatment of dermatomyositis, non-infectious uveitis and cutaneous sarcoidosis; and mosliciguat, an inhaled sGC activator in development for pulmonary hypertension associated with interstitial lung disease. We advance our pipeline by creating nimble subsidiaries or “Vants” to develop and commercialize our medicines and technologies. Beyond therapeutics, Roivant also incubates discovery-stage companies and health technology startups complementary to its biopharmaceutical business. For more information, www.roivant.com.

Roivant Forward-Looking Statements
This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words or similar expressions. The words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts, including statements about the clinical and therapeutic potential of our product candidates, the availability and success of topline results from our ongoing clinical trials and any commercial potential of our product candidates following applicable regulatory approvals. In addition, any statements that refer to projections, forecasts or other characterizations of future events, results or circumstances, including any underlying assumptions, are forward-looking statements. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors.

Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of our filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors
Keyur Parekh
keyur.parekh@roivant.com

Media
Stephanie Lee
stephanie.lee@roivant.com